SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2005 (November 28, 2005)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-13489	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2005, National HealthCare Corporation received a notice from the American Stock Exchange that NHC is not in compliance with Section 301 of the AMEX Company Guide, which states that listed companies are not permitted to issue or authorize their transfer agent or registrar to issue or register additional securities without notification from the AMEX that the securities had been approved for listing.

On November 17, NHC filed an Additional Listing Application with AMEX for 1,750,000 shares. These additional shares, when approved, will bring the company into compliance with Section 301.

Earlier this year, NHC issued approximately 100,000 additional common shares as a result of the purchases pursuant to the Employee Stock Purchase and Physician's Stock Purchase Plans, as well as a non-qualified stock option plan.

A copy of the press release dated November 28, 2005 is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: President

Date: November 28, 2005

Exhibit Index

Number	Exhibit
99	Press release, dated November 28, 2005